              As filed with the Securities and Exchange Commission
                                On March 9, 1998

                              Registration No. 33-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                       AND POST-EFFECTIVE AMENDMENT NO. 1
                     TO REGISTRATION STATEMENT NO. 33-73544
                       AND POST-EFFECTIVE AMENDMENT NO. 2
                     TO REGISTRATION STATEMENT NO. 33-41534

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 IMMUNOGEN, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Massachusetts                                        04-2726691
---------------------------------                   --------------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

              333 Providence Highway, Norwood, Massachusetts 02062
              ----------------------------------------------------
                    (Address of principal executive offices)

                   IMMUNOGEN, INC. RESTATED STOCK OPTION PLAN
                   ------------------------------------------
                            (Full title of the plan)

                                 Mitchel Sayare
                            Chairman of the Board and
                             Chief Executive Officer
                                 ImmunoGen, Inc.
                             333 Providence Highway
                          Norwood, Massachusetts 02062
              ----------------------------------------------------
                     (Name and address of agent for service)

                                 (781) 769-4242
              ----------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                    Proposed      Proposed
Title of                            maximum       maximum
securities          Amount          offering      aggregate         Amount of
to be               to be           price per     offering          registration
registered          registered(1)   unit(4)       price(4)          fee
--------------------------------------------------------------------------------
Common Stock,       1,463,372 (2)    $2.643      $3,867,692           $1,141
$.01 par value
Common Stock,         361,628 (3)     1.969         712,046              210
$.01 par value      ---------                    ----------           ------
   TOTAL            1,825,000                    $4,579,738           $1,351
                    ---------                    ----------           ------
--------------------------------------------------------------------------------

(1) The number of shares of common stock, par value $.01 per share (the "Common Stock"), consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the ImmunoGen, Inc. Restated Stock Option Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Consists of the aggregate number of shares of Common Stock which may be sold upon the exercise of options which previously have been granted under the Plan.

(3) Consists of the aggregate number of shares of Common Stock which may be sold upon the exercise of options which may hereafter be granted under the Plan.

(4) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average high and low sales prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System as of a date (March 3, 1998) within 5 business days prior to filing this Registration Statement.

EXPLANATORY NOTE

     This Post-Effective Amendment and Registration Statement relates, in part, to the registration of 1,825,000 additional shares of Common Stock authorized for issuance under the Plan. It also constitutes a Post-Effective Amendment with respect to 1,000,000 and 700,000 previously registered shares of Common Stock authorized for issuance under the Plan, registered on Registration Statement No. 33-41534 (filed July 3, 1991) and Registration Statement No. 33-73544 (filed December 27, 1993), respectively. In accordance with the instructional Note to
Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. The Prospectus filed as part of the Company's Registration Statement No. 33-41534 and registration statement No. 33-73544 may no longer be used for reofferings and resales of Common Stock because the information in such propectuses is no longer accurate.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's annual report on Form 10-K (Commission File No. 0-17999) for the fiscal year ended June 30, 1997.

     (b) The Company's quarterly report on Form 10-Q (Commission File No. 0-17999) for the quarter ended September 30, 1997, and Amendment No. 1 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997, on Form 10-Q/A, filed with the Commission on November 24, 1997. The Company's quarterly report on Form 10-Q (Commission File No. 0-17999) for the quarter ended December 31, 1997.

     (c) The Company's current report on Form 8-K for the August 1, 1997 event announcing a collaboration between the Company's 95%-owned subsidiary and BioChem Pharma Inc., as filed with the Commission on August 1, 1997; and the Company's current report on Form 8-K for the December 11, 1997 event announcing a $3.0 million investment in the Company by Biotechnology Value Fund, L.P. and affiliates, as filed with the Commission on December 11, 1997.

     (d) The description of the Common Stock included in the Registrant's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on September 22, 1989, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (Registration No. 33-43725), as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.                   DESCRIPTION

(4.1) Form of Common Stock Certificate (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31219, as amended, and incorporated herein by reference)

(4.2) Restated Articles of Organization of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-38883, as amended, and incorporated herein by reference)

(4.3) By-Laws, as amended, of the Registrant (previously filed as Exhibit 3.2 to the Registrant's annual report on Form 10-K for the fiscal year ended June 30, 1990, and incorporated herein by reference)

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the shares being registered

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5)

(23.2)   Consent of Coopers & Lybrand

(24) Power of Attorney to file future amendments (included on the signature page of this Registration Statement)

(99)     ImmunoGen, Inc. Restated Stock Option Plan (as amended)

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Regulation C under the Securites Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and Post-Effective Amendment No. 1 to Registration Statement No. 33-73544 and Post-Effective Amendment No. 2 to Registration Statement No. 33-41534 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, Commonwealth of Massachusetts, on March 6, 1998.

                                                IMMUNOGEN, INC.


                                                 /s/ Mitchel Sayare
                                                --------------------------------
                                                By:  Mitchel Sayare
                                                     Chairman of the Board
                                                     and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Mitchel Sayare and Kathleen A. Carroll, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mitchel Sayare                  Chairman of the Board               March 6, 1998
--------------------------          of Directors and
Mitchel Sayare                      Chief Executive Officer
                                    (Principal Executive Officer)


/s/ Walter A. Blattler              Executive Vice President,           March 6, 1998
------------------------            Science and Technology
Walter A. Blattler                  and Director



/s/ Kathleen A. Carroll             Vice President, Finance             March 6, 1998
--------------------------          and Administration and
Kathleen A. Carroll                 Treasurer (Principal Financial
                                    Officer and Principal Accounting
                                    Officer)

/s/ David W. Carter                 Director                            March 6, 1998
--------------------------
David W. Carter

                                    Director
--------------------------
Michael R. Eisenson

/s/ Stuart F. Feiner                Director                            March 6, 1998
--------------------------
Stuart F. Feiner

/s/ Donald E. O'Neill               Director                            March 6, 1998
--------------------------
Donald E. O'Neill

                                 IMMUNOGEN, INC.

                                  EXHIBIT INDEX




EXHIBIT NO.                   DESCRIPTION

(4.1) Form of Common Stock Certificate (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31219, as amended, and incorporated herein by reference)

(4.2) Restated Articles of Organization of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-38883, as amended, and incorporated herein by reference)

(4.3) By-Laws, as amended, of the Registrant (previously filed as Exhibit 3.2 to the Registrant's annual report on Form 10-K for the fiscal year ended June 30, 1990, and incorporated herein by reference)

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the shares being registered

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5)

(23.2)   Consent of Coopers & Lybrand

(24) Power of Attorney to file future amendments (included on the signature page of this Registration Statement)

(99)     ImmunoGen, Inc. Restated Stock Option Plan (as amended)